Exhibit 8.2

December 12, 2024

Boards of Trustees

Board of Directors

Winchester Savings Bank

Winchester Bancorp, Inc.

Winchester Bancorp, MHC (in formation)

661 Main Street

Winchester, Massachusetts 01890

Ladies and Gentlemen:

You have requested this firm’s opinion regarding the material Massachusetts income tax consequences relating to the reorganization of the Winchester Savings Bank (the “Bank”) from a mutual savings bank to the mutual holding company form of organization (all steps in the reorganization are collectively referred to herein as the “Reorganization”) pursuant to the Bank’s Plan of Reorganization From a Mutual Savings Bank to a Mutual Holding Company and Plan of Stock Issuance (the “Plan of Reorganization”). Concurrently with the Reorganization, Winchester Bancorp, Inc. (the “Stock Holding Company”) will offer for sale up to 49.9% of its to-be-outstanding shares of Common Stock on a priority basis to depositors of the Bank, Tax-Qualified Employee Plans of the Bank and Employees, Officers, trustees and Corporators of the Bank, with any remaining shares offered to the public in a Community Offering and, possibly, a syndicated community offering or a firm commitment underwritten offering (collectively, the “Syndicated Offering”). The remaining 50.1% of its to-be-outstanding shares will be owned by Winchester Bancorp, MHC, a to-be-formed Massachusetts chartered mutual holding Company (the “Mutual Holding Company”). Unless otherwise defined, all terms used herein have the meanings given to those terms in the Plan of Reorganization.

In connection with our opinion, we have relied upon the accuracy of the factual matters set forth in the Plan of Reorganization.

In rendering the opinion set forth below, we have relied on the opinion of Luse Gorman, PC related to the Federal tax consequences of the proposed Conversion (the “Federal Tax Opinion”), without undertaking to verify the same by independent investigation.

We are also relying on certain representations as to factual matters provided to Luse Gorman, PC by the parties, as set forth in the certificate signed by an authorized officer of the Bank. We have made such investigations as we have deemed relevant or necessary for the purpose of this opinion. In connection therewith, we have examined the Plan of Reorganization and certain other documents of or relating to the Reorganization, some of which are described or referred to in the Plan of Reorganization and which we deemed necessary to examine in order to issue the opinions set forth below.

Boards of Trustees

Board of Directors

Winchester Savings Bank

Winchester Bancorp, Inc.

Winchester Bancorp, MHC (in formation)

December 12, 2024

In issuing our opinions, we have assumed that the Plan of Reorganization has been duly and validly authorized and has been approved and adopted by the Board of Directors of the parties at a meeting duly called and held; that the parties will comply with the terms and conditions of the Plan of Reorganization; and that the various representations and warranties that are provided to us are accurate, complete, true and correct. Accordingly, we express no opinion concerning the effect, if any, of variations from the foregoing. We specifically express no opinion concerning tax matters relating to the Plan of Reorganization except on the basis of the documents and assumptions described above.

In rendering our opinions, we have assumed that the persons and entities identified in the Plan of Reorganization will at all times comply with the requirements of Code Sections 368(a)(1)(A) and 368(a)(1)(F), the other applicable state and Federal laws and the representations of the Bank. In addition, we have assumed that the activities of the persons and entities identified in the Plan of Reorganization will be conducted strictly in accordance with the Plan of Reorganization. Any variations may affect the opinions we are rendering.

We emphasize that the outcome of litigation cannot be predicted with certainty and, although we have attempted in good faith to opine as to the probable outcome of the merits of each tax issue with respect to which an opinion was requested, there can be no assurance that our conclusions are correct or that they would be adopted by the Massachusetts Department of Revenue or a court.

Our opinion is based upon the existing provisions of the Massachusetts General Laws, the Code of Massachusetts Regulations and upon current Massachusetts Department of Revenue published rulings and existing court decisions, any of which could be changed at any time. Any such changes may be retroactive and could significantly modify the statements and opinions expressed herein.

Similarly, any change in the facts and assumptions stated herein, upon which this opinion is based, could modify the conclusions stated herein. This opinion is as of the date hereof, and we disclaim any obligation to advise you of any change in any matter considered herein after the date hereof.

We opine only as to the matters we expressly set forth herein, and no opinions should be inferred as to any other matters or as to the tax treatment of the transactions that we do not specifically address. We express no opinion as to other federal laws and regulations, or as to laws and regulations of other jurisdictions, or as to factual or legal matters other than as set forth herein.

Boards of Trustees

Board of Directors

Winchester Savings Bank

Winchester Bancorp, Inc.

Winchester Bancorp, MHC (in formation)

December 12, 2024

Statement of Facts/Description of Proposed Transactions

We understand that the relevant facts are as follows. On [*], 2024, the Board of Trustees of the Bank adopted the Plan of Reorganization. For what are represented to be valid business purposes, the Bank’s Board of Trustees has decided to reorganize the Bank into a mutual holding company structure. The following steps are proposed to effect the Reorganization:

(i)	The Bank will cause to be organized a de novo Massachusetts-chartered mutual savings bank (the “De Novo Bank”);

(ii)

De Novo Bank will reorganize as a Massachusetts-chartered mutual holding company (“Mutual Holding Company”) pursuant to Massachusetts law and will form a de novo stock savings bank subsidiary (“Stock Bank”). All of the assets and liabilities of De Novo Bank will be transferred to Stock Bank;

(iii)	The Bank will merge with, and into, the Stock Bank, with the Stock Bank as the surviving entity;

(iv)

The Mutual Holding Company will organize a Maryland or other state-chartered mid-tier stock holding company (“Stock Holding Company”) as a separate wholly-owned subsidiary of the Mutual Holding Company; and

(v)	The Mutual Holding Company will contribute all of the shares of common stock of the Stock Bank to the Stock Holding Company.

(vi)

Contemporaneously with the reorganization of the Bank into the mutual holding company structure, the Stock Holding Company will offer up to 49.9% of its to-be-outstanding Common Stock in the Subscription Offering and, if applicable, the Community Offering and the Syndicated Offering.

Collectively, the above steps (i) through (vi) are referred to as the “Reorganization.” Those persons who, as of the effective date of the Reorganization (the “Effective Date”), hold depository rights with respect to Bank will thereafter have such rights solely with respect to the Stock Bank. Each deposit account with the Bank at the time of the Effective Date will become a deposit account in the Stock Bank in the same amount and upon the same terms and conditions.

At the time of the Reorganization, the Stock Holding Company will establish a Liquidation Account in an amount equal to the product of (i) the percentage of the Common Stock issued in the Stock Issuance to Persons other than the Mutual Holding Company, and (ii) the net worth of the Bank as of the date of the latest consolidated statement of financial condition contained in the final Prospectus distributed in connection with the Offering. The Liquidation

Boards of Trustees

Board of Directors

Winchester Savings Bank

Winchester Bancorp, Inc.

Winchester Bancorp, MHC (in formation)

December 12, 2024

Account will be maintained for the benefit of Eligible Account Holders who continue to maintain their Deposit Accounts at the Bank following the Reorganization. Each Eligible Account Holder shall, with respect to his or her Deposit Account, hold a related inchoate interest in a portion of the Liquidation Account balance in relation to his or her Deposit Account balance at the Eligibility Record Date, or to such balance as it may subsequently be reduced, as provided in the Plan of Reorganization.

Following the completion of the Reorganization, all depositors who had membership rights with respect to the Bank immediately prior to the Reorganization will continue to have such rights solely with respect to the Mutual Holding Company, so long as they continue to hold deposit accounts with the Stock Bank. All new depositors of the Stock Bank after the completion of the Reorganization will have ownership rights solely with respect to the Mutual Holding Company, so long as they continue to hold deposit accounts with the Stock Bank.

Luse Gorman, P.C. Federal Tax Opinion

Luse Gorman, PC (“Counsel”) has provided an opinion that addresses the material federal income tax consequences of the Reorganization. The opinion concluded, as follows:

1.	The conversion of the De Novo Bank into Mutual Holding Company, a Massachusetts mutual holding company, should qualify as a tax-free reorganization under Code Section 368(a)(1)(F).

2.

Our understanding is that the merger of the Bank into Stock Bank qualifies as a merger under Massachusetts law. Accordingly, the merger of the Bank into the Stock Bank, with the Stock Bank as the survivor and the transfer of the depositors’ equity interest in the Bank to Mutual Holding Company in exchange for equity interests in Mutual Holding Company should qualify as a tax-free reorganization described in Code Sections 368(a)(1)(A) and 368(a)(2)(D). The Bank, Stock Bank and Mutual Holding Company are each “a party to the reorganization,” as defined in Code Section 368(b).

3.

The Bank should recognize no gain or loss upon the transfer of substantially all its assets to Stock Bank solely in exchange for equity interests (i.e., liquidation rights) in Mutual Holding Company and Stock Bank’s assumption of its liabilities, if any. (Rev. Rul. 57-278, 1957-1 C.B. 124).

4.

Neither Stock Bank nor Mutual Holding Company should recognize gain or loss upon the receipt by Stock Bank of substantially all of the assets of the Bank in exchange for equity interests in Mutual Holding Company and Stock Bank’s assumption of the Bank’s liabilities.

5.	Mutual Holding Company’s basis in the stock of Stock Bank should increase by an amount equal to the Bank’s net basis in the property transferred to Stock Bank.

Boards of Trustees

Board of Directors

Winchester Savings Bank

Winchester Bancorp, Inc.

Winchester Bancorp, MHC (in formation)

December 12, 2024

6.	Stock Bank’s basis in the property received from the Bank will be the same as the basis of such property in the hands of the Bank immediately prior to the Reorganization. Code Section 362(b).

7.	Stock Bank’s holding period for the property received from the Bank should include the period during which such property was held by the Bank. Code Section 1223(2).

8.

Subject to the conditions and limitations set forth in Code Sections 381, 382, 383, and 384 and the Treasury Regulations promulgated thereunder, Stock Bank will succeed to and take into account the items of the Bank described in Code Section 381(c). (Section 381(a) and Section 1.381(a)-1 of the Treasury Regulations).

9.

No gain or loss will be recognized by the depositors of the Bank on the receipt of equity interests with respect to Mutual Holding Company in exchange for their equity interests in the Bank. Section 354(a)(1).

10.

Each depositor’s aggregate basis, if any, in the Mutual Holding Company equity interest received in the exchange will equal the aggregate basis, if any, of each depositor’s equity interest in the Bank. Code Section 358(a)(1).

11.

The holding period of Mutual Holding Company equity interests received by the depositors of the Bank will include the period during which the Bank equity interests surrendered in exchange therefor were held. Code Section 1223(1).

12.	Mutual Holding Company will recognize no gain or loss upon the transfer of Stock Bank stock to Stock Holding Company in exchange for stock of Stock Holding Company. Code Sections 351(a) and 357(a).

13.	Stock Holding Company will recognize no gain or loss upon its receipt of property from Mutual Holding Company in exchange for Common Stock of Stock Holding Company. Code Section 1032(a).

14.	Mutual Holding Company will increase its basis in its shares of Stock Holding Company Common Stock by Mutual Holding Company’s basis in its Stock Bank stock.

15.

No gain or loss shall be recognized by Eligible Account Holders upon the issuance to them of withdrawable deposit accounts in Stock Bank plus liquidation rights with respect to the Mutual Holding Company, in exchange for their deposit accounts in the Bank or to the other depositors on the issuance to them of withdrawable deposit accounts (Code Section 354(a)). In addition, Eligible Account Holders will not recognize gain or loss upon receipt of an interest in the Liquidation Account in the Stock Holding Company in exchange for their ownership interests (i.e., liquidation rights) in the Bank. (Code Section 354(a)(1)).

Boards of Trustees

Board of Directors

Winchester Savings Bank

Winchester Bancorp, Inc.

Winchester Bancorp, MHC (in formation)

December 12, 2024

16.

It is more likely than not that the fair market value of the interest in the Liquidation Account will be zero. Accordingly, it is more likely than not that Eligible Account Holders will not recognize taxable income in connection with the receipt of an inchoate interest in the Liquidation Account. Cf. Paulsen v. Commissioner, 469 U.S. 131 (1985); Society for Savings v. Bowers, 349 U.S. 143 (1955).

17.

It is more likely than not that the fair market value of the subscription rights to purchase shares of Common Stock is zero. Accordingly, no gain or loss will be recognized by Eligible Account Holders, Officers, trustees and Corporators upon the distribution to them of the nontransferable subscription rights to purchase shares of Common Stock. Gain realized, if any, by the Eligible Account Holders, Employees, Officers, trustees and Corporators on the distribution to them of nontransferable subscription rights to purchase shares of Common Stock will be recognized but only in an amount not in excess of the fair market value of such subscription rights. (Code Section 356(a)). Eligible Account Holders, Employees, Officers, trustees and Corporators will not realize any taxable income as a result of the exercise by them of the nontransferable subscription rights (Rev. Rul. 56-572, 1956-2 C.B. 182).

18.

The basis of the deposit accounts in the Stock Bank to be received by Eligible Account Holders will be the same as the basis of their deposit accounts in the Bank surrendered in exchange therefor. (Code Section 358(a)(1)). The basis of the interests in the liquidation rights in the Mutual Holding Company to be received by Eligible Account Holders shall be zero, which is the cost of such interests to such persons (Rev. Rul. 71-233, 1971-1 C.B. 113).

19.

It is more likely than not that the basis of the Common Stock to its stockholders will be the purchase price thereof. (Code Section 1012). The holding period of the Common Stock purchased pursuant to the exercise of subscription rights shall commence on the date on which the right to acquire the stock was exercised (Code Section 1223(6)).

Massachusetts Tax Opinion

In issuing the opinions set forth below, we have referred solely to existing provisions of the Internal Revenue Code of 1986, as amended (the “Code”), existing and proposed Treasury regulations (“Treasury Regulations”) thereunder, and upon current Internal Revenue Service (the “Service”) administrative rulings, notices and procedures and court decisions. Such laws, regulations, administrative rulings, notices and procedures and court decisions are subject to change at any time. Any such change could affect the continuing validity of the opinions set forth below. This opinion is as of the date hereof, and we disclaim any obligation to advise you of any change in any matter considered herein after the date hereof.

Boards of Trustees

Board of Directors

Winchester Savings Bank

Winchester Bancorp, Inc.

Winchester Bancorp, MHC (in formation)

December 12, 2024

Our opinions are not binding on the Massachusetts Department of Revenue (the “Department”) and the Department may disagree with the opinions contained herein. Although we believe our opinion will be sustained if challenged, there can be no assurances to this effect. Because the opinions expressed herein are based upon current tax law, future changes in Massachusetts tax laws, regulations, rulings or case law may affect the tax consequences relating to the Plan of Reorganization. However, we have no responsibility to update this opinion for events, transactions or circumstances occurring after the date of this letter.

The Bank is subject to the Massachusetts Financial Institution Excise Tax under MGL Chapter 63 Sections 1, 2 and 2A. At the effective time of the Reorganization, the Mutual Holding Company, the Bank, and the Stock Holding Company will be subject to same. However, the Stock Holding Company may elect to be classified as a security corporation pursuant to MGL Chapter 63, Section 38B(b).

MGL Chapter 63 Section 2(a) provides that every financial institution engaged in business in the commonwealth shall pay an excise measured by its net income. Net income is defined in MGL Chapter 63 Section 1 as gross income less deductions allowed by the Internal Revenue Code, as amended and in effect for the taxable year, with enumerated modifications. Such modifications are not relevant to this Opinion. By adopting the federal Internal Revenue Code, Massachusetts has conformed its treatment of corporate reorganizations to the federal treatment.

Accordingly, based upon the facts and representations stated herein and the existing law, and the assumptions made by Luse Gorman, P.C. in the federal opinion letter, it is the opinion of Wolf & Company, P.C. regarding the Massachusetts Financial Institution Excise and tax effects of the Plan that:

1.

The Bank should recognize no gain or loss upon the transfer of substantially all its assets to Stock Bank solely in exchange for equity interests (i.e., liquidation rights) in Mutual Holding Company and Stock Bank’s assumption of its liabilities, if any.

2.

Neither Stock Bank nor Mutual Holding Company should recognize gain or loss upon the receipt by Stock Bank of substantially all of the assets of the Bank in exchange for equity interests in Mutual Holding Company and Stock Bank’s assumption of the Bank’s liabilities.

3.	Mutual Holding Company’s basis in the stock of Stock Bank should increase by an amount equal to the Bank’s net basis in the property transferred to Stock Bank.

4.	Stock Bank’s basis in the property received from the Bank will be the same as the basis of such property in the hands of the Bank immediately prior to the Reorganization.

Boards of Trustees

Board of Directors

Winchester Savings Bank

Winchester Bancorp, Inc.

Winchester Bancorp, MHC (in formation)

December 12, 2024

5.	Stock Bank’s holding period for the property received from the Bank should include the period during which such property was held by the Bank.

6.	No gain or loss will be recognized by the depositors of the Bank on the receipt of equity interests with respect to Mutual Holding Company in exchange for their equity interests in the Bank.

7.

Each depositor’s aggregate basis, if any, in the Mutual Holding Company equity interest received in the exchange will equal the aggregate basis, if any, of each depositor’s equity interest in the Bank.

8.

The holding period of Mutual Holding Company equity interests received by the depositors of the Bank will include the period during which the Bank equity interests surrendered in exchange therefor were held.

9.	Mutual Holding Company will recognize no gain or loss upon the transfer of Stock Bank stock to Stock Holding Company in exchange for stock of Stock Holding Company.

10.	Stock Holding Company will recognize no gain or loss upon its receipt of property from Mutual Holding Company in exchange for Common Stock of Stock Holding Company.

11.	Mutual Holding Company will increase its basis in its shares of Stock Holding Company Common Stock by Mutual Holding Company’s basis in its Stock Bank stock.

12.

No gain or loss shall be recognized by Eligible Account Holders upon the issuance to them of withdrawable deposit accounts in Stock Bank plus liquidation rights with respect to the Mutual Holding Company, in exchange for their deposit accounts in the Bank or to the other depositors on the issuance to them of withdrawable deposit accounts. In addition, Eligible Account Holders will not recognize gain or loss upon receipt of an interest in the Liquidation Account in the Stock Holding Company in exchange for their ownership interests (i.e., liquidation rights) in the Bank.

13.

It is more likely than not that the fair market value of the interest in the Liquidation Account will be zero. Accordingly, it is more likely than not that Eligible Account Holders will not recognize taxable income in connection with the receipt of an inchoate interest in the Liquidation Account.

Boards of Trustees

Board of Directors

Winchester Savings Bank

Winchester Bancorp, Inc.

Winchester Bancorp, MHC (in formation)

December 12, 2024

14.

It is more likely than not that the fair market value of the subscription rights to purchase shares of Common Stock is zero. Accordingly, no gain or loss will be recognized by Eligible Account Holders, Employees, Officers, trustees and Corporators upon the distribution to them of the nontransferable subscription rights to purchase shares of Common Stock. Gain realized, if any, by the Eligible Account Holders, Employees, Officers, trustees and Corporators on the distribution to them of nontransferable subscription rights to purchase shares of Common Stock will be recognized but only in an amount not in excess of the fair market value of such subscription rights. Eligible Account Holders, Employees, Officers, trustees and Corporators will not realize any taxable income as a result of the exercise by them of the nontransferable subscription rights.

15.

The basis of the deposit accounts in the Stock Bank to be received by Eligible Account Holders will be the same as the basis of their deposit accounts in the Bank surrendered in exchange therefor. The basis of the interests in the liquidation rights in the Mutual Holding Company to be received by Eligible Account Holders shall be zero, which is the cost of such interests to such persons.

16.

It is more likely than not that the basis of the Common Stock to its stockholders will be the purchase price thereof. The holding period of the Common Stock purchased pursuant to the exercise of subscription rights shall commence on the date on which the right to acquire the stock was exercised.

Conclusion

The opinions contained herein are rendered only with respect to the specific matters discussed herein and we express no opinion with respect to any other legal, Federal, state, or local tax aspect of these transactions. This opinion is not binding upon any tax authority including the Massachusetts Department of Revenue or any court and no assurance can be given that a position contrary to that expressed herein will not be asserted by a tax authority.

The opinions set forth above represent our conclusions as to the application of existing Massachusetts income tax law to the facts of the instant transaction, and we can give no assurance that changes in such law, or in the interpretation thereof, will not affect the opinions expressed by us.

Boards of Trustees

Board of Directors

Winchester Savings Bank

Winchester Bancorp, Inc.

Winchester Bancorp, MHC (in formation)

December 12, 2024

It is expressly understood that the opinions set forth above represent our conclusions based upon the documents reviewed by us and the facts presented to us. Any material amendments to such documents or changes in any significant fact could affect the opinions expressed herein.

We have not been asked to, and we do not, render any opinion with respect to any matters other than those expressly set forth above. This opinion is rendered solely for the benefit of the Mutual Holding Company, the Bank, and the Stock Holding Company in connection with the proposed transactions described herein, and may not be delivered to or relied upon by any other person or entity without our express written consent, except that we hereby consent to the filing of this opinion as an exhibit to the Bank’s Notice of Intent to Convert, as filed with the Federal Deposit Insurance Corporation, as an exhibit to the Stock Holding Company’s Application on Form FR Y-3, as filed with the Board of Governors of the Federal Reserve System, as an exhibit to the Bank’s applications with the Massachusetts Division of Banks with respect to the Reorganization and Offering (the “Massachusetts Applications”) , and as an exhibit to the Stock Holding Company’s Registration Statement on Form S-1 as filed with the SEC. We also consent to the references to our firm in the Prospectus contained in the Notice of Intent to Convert, the Application on Form FR Y-3, the Massachusetts Applications and the Form S-1 under the captions “The Reorganization and Offering – Material Income Tax Consequences” and “Legal and Tax Matters,” and to the summarization of our opinion in such Prospectus.

Very truly yours,

Wolf & Company, P.C.